-----         Tripax Engineering Co. Pty. Ltd.
| RBJ |      ---------------------------------------------------------------
 -----                     JORGENSEN ENGINEERING AUSTRALIA
             ---------------------------------------------------------------


Monday, 8 August 2005


DISTRIBUTOR AGREEMENT

THIS AGREEMENT is made this____________________day of ________________2005 by and between TRIPAX ENGINEERING CO. hereinafter referred to as the 'Company', with its principle place of business located at 64 Barry Street, Bayswater, 3153 Victoria, Australia and Aquentium Inc. hereinafter referred to as the 'Master Distributor' with its principle place of business at 19-125 North Indian Avenue, North Palm Springs, California 92258 USA.

NOW, THEREFORE, in consideration of the promises hereinafter made by the parties hereto, it is agreed as follows;

ARTICLE 1
APPOINTMENT OF DISTRIBUTORSHIP

1. DISTRIBUTION RIGHT. The Company hereby appoints and grants Distributor the exclusive and non-assignable right to sell the equipment of the Company ('Equipment') listed in the then current 'Price List' (Exhibit 'A' attached hereto). The distribution right shall be limited to customers who have places of business in, and will initially use the Company's products in the geographic area set forth in Exhibit "B" attached hereto.

2. PRICES. All prices stated are FOB the Company's offices in Bayswater, 3153, Victoria. Prices do not include transportation / shipping costs which shall be incurred by Distributor. Prices do not include federal, state or local taxes applicable to the products sold under this Agreement. An amount equal to the appropriate taxes will be added to the invoice by the Company where the Company has the legal obligation to collect such taxes. Distributor shall pay such amount to the Company unless Distributor provides with a valid tax exemption certificate authorized by the appropriate taxing authority.

3. TERMS. Terms are 25% down with the order and the remainder due 30 days after receipt of shipment, unless other provisions are agreed to in writing. Invoices not paid within 60 days will incur (5 1/2%) per month late charge assessed against the unpaid balance from the date of invoice until the date of payment is received by Company.

                                                                 /s/ PH
                                                                 ________
                                                                 Initial

4. TITLE TO EQUIPMENT. The Company hereby reserves a purchase money security interest in each unit of Equipment sold or to be sold under the Agreement and the proceeds thereof, if Distributor shall have sold or leased a unit(s) to another party prior to Distributor paying Company the purchase price for such unit as set for the herein, in the amount of such unit's purchase price. These interests will be satisfied by payment in full. A copy of the Agreement may be filed with the appropriate authorities at any time after the signature by the Company as a financing statement in order to perfect the Company's security interest. On the request of the Company,

      Distributor shall execute financing statement(s) and other instruments the Company shall desire to perfect a security interest in the Equipment for its purchase price. Title to the equipment shall pass to Distributor upon receipt by the Company of payment in full for all amounts due for such units of Equipment.

5. COMPETITIVE EQUIPMENT. Distributor agrees not to represent or sell other products, which are deemed to be competitive with the Company's Equipment in regards to the food industry for a period of 12 months.

ARTICLE II
MARKETING AND SUPPORT

1. SALES. Distributor shall use its best efforts to promote the sale and distribution of the Equipment and to provide adequate support, which efforts shall include the following;
      a) Establishing and maintaining appropriate, attractive and accessible premises and facilities for the display and demonstration of Equipment.
      b) Provide an adequate, trained sales and technical staff to promote the sale and support of the Equipment.
      c) Undertake promotional campaigns and canvas prospective users to stimulate the sales of Equipment.
      d) Provide Company with forecasts every month of its probability requirements for the next six months for Equipment and accessories, such forecasts to be in such manner and on forms to be specified by Company and agreed to by Distributor.

2. ADVERTISING. Company shall, upon request, assist the Distributor on all advertising, sales promotion and public relations campaigns to be conducted, including providing Distributor with documentation of previous promotional campaigns conducted in connection with the Equipment, and shall provide necessary technical information and assistance.


                                                                 /s/ PH
                                                                 ________
                                                                 Initial

3. TRAINING. Company shall furnish training of Distributor's sales and technical representatives at various times and locations as shall be designated for this purpose by Company. Enrolment in training courses shall be limited to a reasonable number of persons who shall be sufficiently qualified to take the courses. Distributor shall pay the salaries and all travel and lodging expenses and subsistence of its representatives.

4. RECRUITMENT OF NEW DISTRIBUTORS. Distributor will also be allowed to recruit other distributors within agreed upon territory. All pricing of equipment will be handled through master distributor.

ARTICLE III
DELIVERY

1. PURCHASE ORDERS. Distributor shall order equipment by written notice to Company. Each order shall specify the number of units to be shipped, the type of units to be shipped (as identified by Company model number designations indicated in the Price List) including all optional features, the desired method of shipment and the installation site. Company shall indicate its acceptance of such release by returning a signed copy to Distributor. Company agrees to ship units to Distributor as close as possible to the delivery schedule set forth in each order as accepted by Company, unless Company otherwise indicates in writing. Company shall not be required to honour any release which: (a) specifies a shipping date earlier than Company's then current delivery schedule for the date such release is received by Company and/or (b) specifies a quantity to be delivered in any one month within the current delivery schedule which is greater than one hundred percent (100%) of the total quantity shipped in the preceding sixty (60) day period.

2. EQUIPMENT ACCEPTANCE. The criterion for acceptance of Company Equipment by Distributor shall be the successful operation of the Equipment using Company's standard test procedures and diagnostic test programs applicable to the Equipment involved.

3. SHIPMENT. All shipments of Equipment shall be made FOB Company's plant and liability for loss or damage in transit, or thereafter, shall pass to Distributor upon Company's delivery of Equipment to a common carrier for shipment. Shipping dates are approximate and are based, to a great extent, on prompt receipt by Company of all necessary ordering information from Distributor. Distributor shall bear all costs of transportation and insurance and will promptly reimburse Company if Company prepays or otherwise pays for such expenses.

                                                                    /s/ PH
                                                                    ________
                                                                    Initial






      Company shall not be in default by reason of any failure in its performance under this Agreement if such failure results from, whether directly or indirectly, fire, explosion, strike, freight embargo, act of god of the public enemy, war, civil disturbance, act of any government de jure or de facto or agency or official thereof, material or labour shortage, transportation contingencies, unusually severe weather, default of any other manufacturer or a supplier or subcontractor, quarantine, restriction, epidemic, or catastrophe, lack of timely instructions or essential information from Distributor or otherwise arisen out of causes beyond the control of the Company. Nor shall the Company, at any time, be liable for any incidental, special or consequential damages.

4. DELAY. Distributor may not delay shipment unless Company accepts written notice at least fifteen (15) days prior to the scheduled delivery date. In the event Distributor delays delivery for more than ten (10) days with accepted notification as set forth above, Distributor shall pay to Company, as a service charge, an amount equal to ten percent (10%) of the total purchase price.

5. CANCELLATION. Distributor may not under any circumstances cancel any or all Equipment on order.

ARTICLE IV
PROPRIETARY RIGHTS

1. USE OF COMPANY NAME. Company expressly prohibits any direct or indirect use, reference to, or other employment of its name, trademarks, or trade name exclusively licensed to Company, except as specified in the Agreement or as expressly authorized by Company in writing. All advertising and other promotional material will be submitted to Company at least two weeks in advance and will only be used if Company consents thereto, which consent shall not be unreasonably withheld. Company hereby authorizes and requires Distributor's use of the Company's insignia or lettering which will be on the products at the time of delivery.

2. PATENT INDEMNITY. Company agrees, at its own expense, to indemnify, defend and hold harmless each Distributor and its customers from and against every expense, damage, cost and loss (including attorneys' fees incurred) and to satisfy all judgments and decrees relating from a claim, suit or proceeding insofar as it is based upon an allegation that the Equipment or any part thereof furnished by Company or any process which is practiced in the customary use of the Equipment is


                                                                 /s/ PH
                                                                 _______
                                                                 Initial
or has been infringing upon any patent, copyright or proprietary right, if Company is notified promptly of such claim in writing and given authority and fully and proper information and assistance (at Company's expense) for the defense of same. In case the Equipment or any part thereof, in such is held to constitute an infringement and the use of said Equipment or part is enjoined, Company shall, in its sole discretion and at its own expense, either procure for the indemnitee the right to continue using said Equipment or part or replace or modify the same with non-performance or capacity or affect its compatibility with the hardware or firmware comprising the Equipment or the software utilized thereon.

3. DRAWINGS AND DATA. The company normally supplies all necessary data for the proper installation, test, operation and maintenance of its Equipment. Portions of this date are proprietary in nature and will be so marked. The Distributor agrees to abide by the terms of such marking and to be liable for all loss or damage incurred by the Company as a result of the improper or unauthorized use of such data. The Company retains for itself all proprietary rights in and to all designs, engineering details and other date pertaining to any Equipment developed as a result thereof, including the sole right to manufacture any and all such products. The Distributor shall not contact the Company's suppliers, or any other person(s) for the purpose of manufacture.

4. TITLE TO PRODUCTS AND DOCUMENTATION PACKAGE. Distributor acknowledges that the Equipment and documentation listed in Schedule 1 are the property of Company and that the products are being made available to Distributor in confidence and solely on the basis of its confidential relationship to Company, Distributor agrees not to print, copy, provide or otherwise make available, in whole or in part, any portion of an original or modified Equipment Documentation Package or related materials.

ARTICLE V
WARRANTY

1. EQUIPMENT WARRANTY. Company warrants that Distributor shall acquire Equipment purchased hereunder free and clear of all liens and encumbrances except for Company's purchase money security interest defined in Article 1, 4 above. Company further warrants all Equipment to be free from defects in material or workmanship under normal use and services for a period of three
(3) years from the date of delivery. However, all electrical components such as motors and switchgear will only be warranted for 12 months in line with the component manufacturers standard warranty.

                                                                 /s/ PH
                                                                 ________
                                                                 Initial

All repair covered by this warranty must be done at Company's factory, or other such warranty repair facilities of Company as designated by Company unless Company specifically directs that his service be performed at another location. Any defect corrected within one hundred eighty (180) days and found to be within this scope of the warranty will be repaired by Company and all charges for labour and material will be borne by Company. If is determined that either no fault exists in Company, or the damage to be repaired was caused by negligence of Distributor, its agents, employees or customers, Distributor agrees to pay all charges associated with each such repair.

THIS CONSTITUTES THE SOLE WARRANTY MADE BY COMPANY EITHER EXPRESSED OR IMPLIED, THERE ARE NO OTHER WARRANTIES EXPRESSED OR IMPLIED WHICH EXTEND BEYOND THE FACE HEREOF, HEREIN, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL COMPANY BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES AND DISTRIBUTOR'S REMEDIES SHALL BE LIMITED TO REPAIR OR REPLACEMENT OF NONCONFORMING UNITS OR PARTS.

2. MISUSE OF EQUIPMENT. Any tampering, misuse or negligence in handling or use of Equipment renders the warranty void. Further, the warranty is void if, at anytime, distributor attempts to make any internal changes to any of the components of the equipment; if at any time the power supplied to any part of the Equipment exceeds the rated tolerance; if any external device attached by Distributor creates conditions exceeding the tolerance of the Equipment; or if any time the serial number plate is removed or defaced. OPERATION OF THE EQUIPMENT THAT RENDERS THIS WARRANTY VOID WILL BE DEFINED TO INCLUDE ALL OF THE POSSIBILITIES DESCRIBED IN THE PARAGRAPH, TOGETHER WITH ANY PRACTICE WHICH RESULTS IN CONDITIONS EXCEEDING THE DESIGN TOLERANCE OF THE EQUIPMENT.

ARTICLE VI
SPARES

1. AVAILABILITY. Spares, as used herein, shall be defined as Company's standard subassemblies and parts used to fabricate and/or repair the Equipment manufactured by the Company. Company shall make spares for purchase by Distributor for a period of not less than (3) years after shipment of the last unit to Distributor hereunder. Such spares will be available to Distributor at prices, terms and conditions in effect at the time such spares are purchased. No provision in this Paragraph, or in any other part of the Agreement, shall relieve Distributor of Distributor's responsibility to stock spares. Distributor is expected to maintain an adequate inventory of spares to support the Equipment purchased hereunder.

                                                                    /s/ PH
                                                                    ________
                                                                    Initial

ARTICLE VII
DURATION OF AGREEMENT

1. TERM. The term of this agreement shall be for one (1) years from the date hereof, unless sooner terminated. Termination shall not relieve either party of obligations incurred prior thereto.

2.    TERMINATION.  The agreement may be terminated only:

      a) By either party for substantial breach of any material provision of the Agreement by the other, provided due notice has been given to the other of the alleged breach and such other party has not cured the breach within thirty (30) days thereof or:
      b) By the Company if: there is an unacceptable change in the control or management of the distributor; if the Distributor ceases to function as a going concern or makes an assignment for the benefit of creditor; if a petition in bankruptcy is filed by or against the Distributor resulting in an adjudication of bankruptcy, or, if the Distributor fails to pay its debts as they become due and provided due notice has been given by the Company go the Distributor and the Distributor has not cured such breach within thirty (30) days thereof;
      c) Upon termination of the Agreement, all further rights and obligations of the parties shall cease, except that Distributor shall not be relieved of (i) its obligations and (ii) any other obligation set for the in this Agreement which is to take effect after the date of termination. Distributor shall have the right to continue spare parts in accordance with Article VI.

ARTICLE VIII
NOTICES

1. NOTICES OR COMMUNICATION. Any notice or communication required or permitted hereunder (other than Administrative Notice) shall be in writing and shall be sent by registered mail, return receipt requested, postage prepaid and addressed to the addresses set for the below or to such changed address as any party entitled to notice shall have communicated in writing to the other party. Notices and communication to Company shall be sent to;

      TRIPAX ENGINEERING CO.
      64 Barry Street,
      Bayswater.   3153
      Victoria
      Australia
                                                                     /s/ PH
                                                                     ________
                                                                     Initial

      Notices and communications to Distributor shall be sent to address shown on first page of the agreement. Any notices or communications to either party hereunder shall be deemed to have been given when deposited in the mail, addressed to the then current address of such party.

2. DATE OF EFFECTIVENESS. Any such notice or communication so mailed shall be deemed delivered and effective seventy two (72) hours after mailing thereof in Australia.

ARTICLE IX
GENERAL PROVISIONS

1. RELATIONSHIP OF PARTIES. The relationship between the parties established by this Agreement shall be solely that of vendor and vendee and all rights and powers not expressly granted to Distributor are expressly reserved to the Company. The Distributor shall have no right, power of authority in any way to bind the Company to the fulfilment of any condition not therein contained, or to any contract or obligation, expressed or implied.

2. INDEPENDENCE OF PARTIES. Nothing contained in this Agreement shall be construed to make the Distributor the agent for the Company for any purpose, and neither party hereto shall have any right whatsoever to incur any liabilities or obligations on behalf or binding upon the other party. The Distributor specifically agrees that it shall have no power or authority to represent the Company in any manner; that it will solicit orders for products as an independent contractor in accordance with terms of the 'Agreement; and that it will not at any time represent the Company in any manner; and that it will not at any time represent orally or in writing to any person or corporation or other business entity that it has any right, power or authority not expressly granted by this agreement.

3. INDEMNITY. The Distributor agrees to hold the Company free and harmless form any and all claims, damages and expenses of every kind or nature whatsoever (a) arising from acts of the Distributor; (b) as a direct or indirect consequence of termination of this Agreement in accordance with its terms; or (c) arising from acts of third parties in relation to products sold to Distributor under this Agreement, including, but not limited to, execution of Liens and security interest by third parties with respect to any such products.

                                                                    /s/ PH
                                                                    ________
                                                                    Initial

4. ASSIGNMENT. This Agreement constitutes a personal contract and Distributor shall not transfer or assign same or any part thereof without the advance written consent of Company.

5. ENTIRE AGREEMENT. The entire Agreement between the Company and the Distributor covering the Equipment is set forth herein and any amendment to modification shall be in writing and shall be executed by duly authorized representatives in the same manner as the Agreement. The provisions of this Agreement are severable, and if any one or more such provisions are determined to be illegal or otherwise unenforceable, in whole or in part, under the laws of any jurisdiction, the remaining provisions or portions hereof shall, nevertheless, be binding on and enforceable by and between the parties hereto.

      Any provisions, terms or conditions of Distributor's Purchase Order which are, in any way contradicting of the Agreement, except those additional provisions specifying quantity and shipping instructions, shall not be binding upon Company and shall have no applicability to the sale of goods by Company to Distributor.

6. APPLICABLE LAW. This Agreement shall be governed by the laws of the state of Victoria Australia and is accepted by Company and its corporate office in Bayswater, Victoria, Australia.

7. SEPARATE PROVISIONS. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall no way be affected or impaired thereby.

IN WITNESS WHEREOF; the parties have caused the Agreement to be executed by their duly authorized officers as of the date and year indicated above.



COMPANY.

     /s/ Poul Skov Hansen                              09/08/2005
BY:______________________________________         DATE:_____________________
     Poul Skov Hansen, Managing Director


DISTRIBUTOR

     /s/ Mark Taggatz                                  09/09/2005
BY:______________________________________         DATE:_____________________
     Mark Taggatz, President and CEO


                                                                  /s/ PH
                                                          Initial ________

Exhibit A    Product price list

Exhibit B    Description of Territory